UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (213) 382-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) The boards of directors of Hanmi Financial Corporation (the “Company”), a Delaware corporation and its wholly-owned subsidiary, Hanmi Bank (the “Bank”), increased the size of the boards of directors from nine directors to ten directors each by appointing Christie K. Chu, CPA to serve on their respective boards of directors, effective March 4, 2015.

Ms. Chu, aged 50, has over 27 years of experience working in the accounting industry. Her practice focuses on small to medium size businesses. She is currently the owner of CKC Accountancy Corporation, a full service accounting firm that provides tax, management, and financial consulting services, along with bookkeeping, payroll, and financial statement review. Prior to her current position, Ms. Chu held positions with KPMG, Ernst & Young, LLP, and Arthur Anderson & Co. Ms. Chu received her B.A. in Business and Economics from University of California, Los Angeles.

Ms. Chu will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices.

There are no arrangements or understandings between Ms. Chu and any other persons pursuant to which she was selected as a director. There are no family relationships between Ms. Chu and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Chu pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION /s/ C. G. Kum
Date: March 4, 2015	Name: C. G. Kum Title: President and Chief Executive Officer